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                                                                   Exhibit 10.18

                      STOCK PLEDGE AND SECURITY AGREEMENT
                                    (Empire)

         This Stock Pledge and Security Agreement (the "Agreement") is made and entered into as of the 11th day of April, 1996, by and between EMPIRE METALS, INC., an Arizona corporation ("Debtor") and GENERAL PARAMETRICS CORPORATION, a Delaware corporation ("Secured Party"), as follows:

         For value received, Debtor hereby grants to the Secured Party a security interest in the following described property, hereinafter referred to as the "Collateral", to-wit: (i) warrants to purchase one-hundred fifty thousand (150,000) shares of the common capital stock of Secured Party at $4.00 per share; (ii) warrants to purchase one-hundred thousand (100,000) shares of the common capital stock of Secured Party at $6.00 per share; and (iii) two hundred and fifty thousand (250,000) shares of the common capital stock of Secured Party, par value $.01 per share, together with all stock dividends, stock splits, and distribution of shares of subsidiaries or other assets which may at any time arise from such shares (but excluding any cash dividends) (such shares, including any shares derived from stock dividends and stock splits are hereinafter referred to as the "Shares"). The Collateral shall secure during the term of this Agreement: (1) Debtor's and Harold Rubenstein's obligations to Secured Party and EMCO Recycling Corp. ("EMCO") pursuant to that certain Indemnity Agreement, of even date herewith, by and between Debtor, Secured Party, EMCO, GPAR Merger, Inc., Copperstate Metals, Inc., Donald Moorehead, George Moorehead and Harold Rubenstein (the "Indemnity Agreement"), (2) Debtor's Obligations pursuant to that certain Merger Agreement, dated December 1, 1995, by and among Debtor, Secured Party, EMCO, GPAR Merger, Inc., Copperstate Metals, Inc., Donald Moorehead, George Moorehead, Raymond Zack, David Zack, Gerald Zack, and Harold Rubenstein, as amended by the First Amendment to Merger Agreement dated December__, 1995, as further amended by the Second Amendment to Merger Agreement dated February 16, 1996 (the "Merger Agreement"), (3) the obligations of Harold Rubenstein and Ellis Metals, Inc. set forth in Section 5.9 of that certain Purchase Agreement dated January__, 1996, by and among Secured Party, Harold Rubenstein, and Ellis Metals, Inc.
(in the event such Purchase Agreement entered into) and (4) all reasonable costs and expenses incurred by the Secured Party and EMCO in the enforcement of Debtor's and Harold Rubenstein's obligations under the aforementioned agreements (with (1)through (4) together herein referred to as the "Obligations").

         The Collateral will be kept at the office of Secured Party.

                     DEBTOR WARRANTS, COVENANTS AND AGREES:

         1. Title. Except for the security interest hereby granted, the collateral is free from any lien, security interest, encumbrance or claim, and the Debtor will, at the Debtor's sole cost and expense, defend any action which may affect the Secured Party's interest herein, or the
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Debtor's title to the Collateral.  The Shares to be held pursuant to this
Agreement shall be issued with certificates titled in the name of the Debtor. The parties acknowledge that the shares are "restricted" shares within the meaning of Rule 144 under the Securities Act of 1933.

         2. Financing Statement. No financing statement covering the Collateral or any part thereof or any proceeds thereof is on file in any public office.

         3. Protection of Collateral. In order to permit Secured Party, in the event of default hereunder, to accomplish transfer of the Shares constituting the Collateral, the Debtor shall execute in blank, such stock powers as Secured Party shall require, and such execution shall remain irrevocable during the term of this Agreement. The originals of such stock powers shall be held by Secured Party throughout the term of this Agreement in accordance with the terms hereof. The stock warrants described herein, the certificates for the Shares, and executed blank stock powers for the Shares (with Medallion signatures satisfactory to Secured Party's transfer agent), shall be delivered by Debtor to Secured Party upon the Closing of the Merger Agreement.

         4. Taxes. The Debtor will pay promptly when due all taxes and assessments imposed on or by reason of the Collateral or for its benefit.

         5. Increase or Decrease in Value of Collateral. The Collateral shall remain subject to this Agreement, regardless of increase or decrease in the value thereof. In the event of decrease in value of the Collateral, the Debtor shall not be required to submit additional collateral nor, in the case of increase in the value of the Collateral, shall the Debtor be entitled to a release of Collateral from the escrow or the security interest hereby granted.

         6.      Duration.  This Agreement shall continue indefinitely until
(i) Wife and Husband have unconditionally released Secured Party and EMCO from any and all Claims; or (ii) a final, non-appealable judgment has been entered which absolves Secured Party and EMCO from liability for any and all, Claims set forth in the Lawsuit, and there, is no other claim by Wife or Husband pending against Secured Party or EMCO, and Husband has unconditionally released Secured Party and EMCO from any and all claims. (Certain capitalized terms set forth herein are defined in the Indemnity Agreement.)

         7. Payment. The Debtor shall repay immediately all sums expended by the Secured Party to protect its rights in accordance with the and provisions of this Agreement or incurred by Secured Party to protect, perfect or enforce its rights hereunder, including all reasonable attorneys' fees, including fees on appeal, whether suit be brought or not.

         8. Warrants. During the term of this Agreement, Debtor my exercise the warrants pledged hereunder (the "Warrants") by complying with the terms of such Warrants; provided, however, that any shares of Secured Party issued upon the exercise of the Warrants shall be pledged to Secured Party as additional collateral subject to the terms of this Agreement, certificates for such shares shall be issued in the name of Debtor, but such certificates shall be





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transferred directly from the transfer agent to Secured Party, Secured Party shall take possession of such certificates, and blank stock powers for such shares (with Medallion signatures satisfactory to Secured Party's transfer agent) shall be executed and delivered by Debtor to Secured Party. In the event neither of the events described in (i) or (ii) of paragraph 6 have occurred on or before the day immediately preceding the expiration date of the Warrants and the Warrants have not been exercised, (i) the Warrants may be exercised by Secured Party on behalf of Debtor with any consideration paid by Secured Party to be added to Debtor's Obligations hereunder, and the shares issued shall be subject to all the terms of this Agreement, including the first sentence of this paragraph 8, or (ii) Secured Party may, but is not obligated to, extend the exercise date for the Warrants for an additional year, and may likewise extend the exercise date for an additional year on each subsequent anniversary.

         9.      Notification Addresses.

                 a. The correct address of Debtor for the purposes of notifications required or appropriate hereunder is as follows:



                          Empire Metals, Inc.
                          Mr. Harold Rubenstein, President
                          2010 W. Lower Buckeye
                          Phoenix, Arizona 85009


                 b. The correct address for Secured Party for the purposes of notifications required or allowed hereunder is as follows:


                          General Parametrics Corporation
                          Mr. Gerard Jacobs, President
                          7600 Augusta Street
                          River Forest IL 60305

                          With a copy to:

                          Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P. Fielder F. Nelms, Esq.
                          3700 NationsBank Plaza
                          901 Main Street
                          Dallas, Texas 75202


                 Each party shall give notice of revisions, to said addresses which shall take effect upon receipt of same. To be binding hereunder, all notices, required hereunder shall be by Certified United States, Mail, Return Receipt Requested.

         10. Attorney-in-Fact. Debtor hereby appoints Secured Party as Debtor's attorney-in-fact to do any and every act which Debtor is obligated under this Agreement to do, and exercise





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all rights of the Debtor in the Collateral consistent herewith and to make collections and to execute any and all papers and instruments and to do other things necessary to preserve and protect the Collateral and the Secured Party's interest in the said Collateral.

         11. Time of Performance and Waiver. In performing any act under this Agreement, time shall be of the essence. The failure of the Secured Party to exercise any right or remedy shall not be a waiver of any obligation of the Debtor or right of the Secured Party or constitute a waiver of any other similar default subsequently occurring.

         12. Default. The failure by Debtor to pay any Obligations within the ten (10) day notice period set forth below, shall constitute a default hereunder, entitling Secured Party to the remedies set forth below.

         13. Notice of Default. Debtor shall not be in default under this Agreement until ten (10) days after Secured Party has given written notice to Debtor of the specific instances of default during which time Debtor shall have failed to cure the default.

         14. Remedies. Upon the occurrence of a default hereunder, the Secured Party shall have the right to (i) exercise any and all of the rights and remedies provided by the Uniform Commercial Code as adopted by the State of Arizona as well as other rights and remedies, either at law or in equity, possessed by the Secured Party; or (ii) set off against the Shares an amount measured as follows: each Share set off by Secured Party shall reduce the Obligations by an amount equal to the average of the bid and ask prices for such Share on the trading day immediately preceding such day of set off, and if such Share has not been registered under the Securities Act of 1933, by multiplying such amount by eighty-five percent (85%); or (iii) set off against the Warrants an amount measured as follows: (a) the average of the bid and asking prices for a share of the Secured Party's stock on the trading day immediately preceding such day of set off, and if the shares purchasable pursuant to the Warrants have not been registered under the Securities Act of 1933, by multiplying such amount by eighty-five percent (85%), and further multiplying such amount times the number of shares which the holder of the Warrant is entitled to purchase, and (b) by reducing the amount in (a) by the consideration payable by the holder of the Warrant to purchase the number of shares entitled to be purchased pursuant to such Warrant. The Shares which are set off by Secured Party or purchased by Secured Party at a foreclosure sale shall be retired as treasury shares. Secured Party may purchase the Shares and/or Warrants at a foreclosure sale by crediting Debtor with the amount determined pursuant to the formulas set forth in this Section 14.

         15. Rights of Debtor. Prior to any set off or foreclosure, (i) all Warrants and Shares shall be owned by Debtor, and (ii) Debtor shall be entitled to vote the Shares. All cash dividends issued or paid upon the Shares shall be distributed to Debtor. However, notwithstanding the foregoing, there shall be deposited with Secured Party all Shares issued to Debtor as a result of any stock dividend or stock split with respect to the Shares.





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16.       Miscellaneous Provisions.

                 (a) Applicable Law. This Agreement shall be construed under and in accordance with the Uniform Commercial Code and other applicable laws of the State of Arizona, and all obligations of the parties created hereunder are performable in Maricopa County, Arizona. Both parties submit themselves to the jurisdiction of the courts of the State of Arizona sitting in Maricopa County, Arizona, and stipulate that such courts hold proper venue.

                 (b) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and assigns where permitted under this Agreement.

                 (c) Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties have executed this Stock Pledge and Security Agreement as of the day and year first above stated.

                                              DEBTOR:

                                               EMPIRE METALS, INC.
                                               an Arizona corporation

Date:    4-11-96                              By:  Harold Rubenstein
     -------------------------                   ------------------------------
                                                   Harold Rubenstein, President

                                              SECURED PARTY:

                                              GENERAL PARAMETRICS CORPORATION,
                                              a Delaware corporation

Date:    4-11-96                              By:  Gerard M. Jacobs
     --------------------------                   -----------------------------
                                                   Gerard Jacobs, President

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